THIRD AMENDMENT OF LEASE

     THIS  THIRD  AMENDMENT  OF LEASE  ("Amendment")  is  dated  the 22nd day of
November, 2005, by and between 205 CHUBB AVENUE, LLC, a New Jersey limited liability company having a place of business at 15 Maple Avenue, Morristown, New Jersey 07960 ("Landlord") and HARVEY ELECTRONICS, INC. a New York corporation, formerly known as The Harvey Group, Inc., having a place of business at 205 Chubb Avenue, Lyndhurst, New Jersey 07071 ("Tenant")

                                    RECITALS

A. Landlord's predecessor and Tenant entered into a certain Agreement of Lease, dated April 26, 1996, modified by a certain First Amendment of Lease, dated as of November 27, 2001 and Landlord and Tenant entered into a certain Second Amendment of Lease, dated as of June 24, 2002 (collectively, the "Lease") for the premises consisting of 3,928 rentable square feet in the building known as and by the street address 205 Chubb Avenue, Lyndhurst, New Jersey (the "Leased Premises").

B. Pursuant to the Lease, the term expires on January 31, 2006, or such earlier date upon which the term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease, or pursuant to law.

C. Landlord and Tenant desire to extend the term of the Lease for a period of three (3) years, and to grant the Tenant an option to extend the Lease, and otherwise amend and modify the Lease, all pursuant to the terms hereof.

     NOW THEREFORE, in consideration for the mutual premises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals Incorporated. The Recitals hereinabove are incorporated herein by reference, as if set forth at length herein.

2. Term Extended. Section 2.02 of the Lease is hereby modified and amended to provide that the Termination Date is January 31, ------------- 2009.

3. Basic Rent. Section 3.01 of the Lease is hereby modified and amended to provide that the Basic Rent, calculated at an annual rate, from February 1, 2006 through and including January 31, 2009 is THIRTY-THREE THOUSAND THREE HUNDRED EIGHTY-EIGHT ($33,388.00) DOLLARS, payable monthly, in advance, on the first day of each month in the amount of TWO THOUSAND SEVEN HUNDRED EIGHTY-TWO and 34/100 hundredths ($2,782.34) DOLLARS.

4. Address of Landlord for Payment of Rent. Section 3.02 of the Lease is hereby modified to provide that all Rents are to be paid to the Landlord at the following address, until Tenant is otherwise notified by Landlord:

         205 Chubb Avenue L.L.C.
         c/o The Hampshire Companies
         P0 Box 9020
         Hicksville, New York 11802

5. Condition of Leased Premises. Tenant acknowledges that it is in occupancy and possession of the Leased Premises, and hereby accepts them in their "as is" physical condition and state of repair as of the date hereof. Landlord shall have no obligation to perform any work in the Leased Premises, except that Landlord shall replace two (2) roof top HVAC units.

6. Broker. Tenant represents that no real estate broker other than SBWE, Inc. (the "Broker") is responsible for bringing about and negotiating this Third Amendment, and Tenant has not dealt with any other broker, agent, leasing consultant, finder, or any other or similar person in connection with the consummation of this Third Amendment.

     In accordance with the foregoing representation, Tenant agrees to defend indemnify and hold harmless the Landlord, its affiliates and subsidiaries, partners and officers from any claim, legal action, cost expense or liability, including attorney's fees arising out of any claim for commission or other compensation by any person or entity other than the Broker claiming or alleging to have acted on behalf of or in connection with Tenant in connection with this Third Amendment.

7. Option To Extend.

     a. Upon expiration of the term of the Lease as set forth in paragraph 2 hereof Tenant shall have the right and option to extend the term of the Lease for one (1) period of three (3) years (the "Extended Term"). The right and option to extend the term of the Lease shall be subject to and contingent upon the satisfaction of each and every condition set forth hereinafter. Tenant's right and option to extend the term of the Lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to Landlord at least nine (9) months prior to the expiration of the original term as set forth in Article 2. In the event Tenant fails to give written notice of its intention to exercise its right and option as provided above within the stated time period, Tenant's right and option to extend the term of the Lease shall (upon the date by which written notice should have been received by Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its right and option in accordance with the provisions hereof, the term of the Lease shall be extended accordingly, and all references contained in the Lease to the term shall be construed to refer to the original term of the Lease, as extended, whether or not specific reference is made thereto in the Lease. Except with respect to the rent payable during the Extended Term and unless otherwise expressly provided to the contrary, the Extended Term of the Lease shall be upon the same terms, conditions and covenants as set forth in the Lease except, at the end of the Extended Term there shall be no further right or option to further extend the term of the Lease. It is important to Landlord that it know whether or not the option is exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent, and therefore, the time within which the option must be exercised is hereby made of the essence. The right and option to extend the term of the Lease shall be subject to and contingent upon the satisfaction of each and every one of the following conditions:

     (i) The Tenant shall not have assigned the Lease nor subleased all or a portion of the Leased Premises;

     (ii) The Lease is in full force and effect;

     (iii) Tenant shall not be in material default under any of the terms, provisions, covenants and conditions of the Lease; and

     (iv) In lieu of the sums set forth in Article 4a of this Lease, the annual installments of minimum rent to be paid by Tenant during the option period shall be the greater of fair market rent or $ 33,388.00 (the basic annual rent paid by the Tenant in the year of the Lease immediately preceding this renewal), but in no event shall the minimum annual rent be less than the basic annual rent paid by the Tenant in the year of the Lease immediately preceding this renewal, notwithstanding that fair market rent shall be lower. Rent shall be determined as follows:

Within twenty (20) days after Landlord receives Tenant's notice, Landlord shall submit to Tenant, in writing, its determination of fair market rent. Within ten
(10) days after Tenant receives the fair market rental figure, Tenant shall have the right to dispute the rent by written notice received by Landlord within the ten (10) day time period. Failure by Tenant to dispute the rent in this manner shall be deemed, automatically and conclusively, an acceptance by Tenant of the rent submitted. Within ten (10) days after Landlord receives Tenant's notice disputing the rent, Landlord and Tenant shall each designate an independent, qualified commercial real estate appraiser or expert, who regularly conducts business in Bergen County and who is familiar with Bergen County Industrial/Office rentals, for the purpose of having them agree on the then fair market rent for the Leased Premises which shall be the rental then being collected by owners of other properties for new Leases of space reasonably comparable in type, size, location and usage to the Leased Premises within Bergen County, New Jersey, for a term of approximately three years with similar tenant expense assumptions and contributions. In the event that the two designees cannot agree upon one figure, then the designees shall select a third person with comparable qualifications, and the agreement of two of the three designees shall prevail, or if two cannot agree, the average of their three rents shall prevail. Landlord and Tenant shall each pay the fees and expenses of their own designee, and they shall share, equally, the fees and expenses of the third; and the greater of the basic annual rent paid by the Tenant in the year of the Lease immediately preceding this renewal or the fair market rent so determined shall be the annual fixed minimum rental payable for the option term. ~n their determination of fair market rental, the designees shall not be limited to ascertain the same amount of rent for each year, but may escalate the rent in years subsequent to the first year of the extended term, provided, however, in no such year of the extended term shall the rent be an amount less than the basic annual rent paid by the Tenant in the year of the Lease immediately preceding such renewal. If Tenant gives notice of the exercise of its option more than ten (10) months prior to the expiration of the original term, then Landlord shall have until eight (8) months prior to the expiration of the original term to submit its determination of fair market rent.

     (v) The Landlord and Tenant shall execute and deliver to each other a written statement of the rent for the extended term when determined as herein provided.

8. Address of Landlord for Notice. Section 29.08 of the Lease is hereby modified to provide that any and all Notices to Landlord should be sent to the following address, until Tenant is otherwise notified by Landlord:

         205 Chubb Avenue L.L.C.
         c/o NAI James E. Hanson
         235 Moore Street
         Hackensack, New Jersey 07601

9. Security Deposit. The amount of the security deposit is hereby increased to $5,566. Landlord is currently holding $4,910.00 as a security deposit. Accordingly, upon execution of this Amendment, Tenant shall deposit with Landlord $656.00, to be added to the amount of the security deposit currently held by Landlord. The security deposit shall continue to be held by Landlord in accordance with Section 28.01 of the Lease.

10. Lease Ratified. Except as herein amended and modified, the Lease is hereby ratified and confirmed and all other provisions of the Lease will remain in full force and effect. In the event of any conflicts between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall govern and prevail.

11. Amendment Binding. This Amendment shall be binding upon and shall be for the benefit of the parties hereto, and their respective successors and assigns.

     Executed by the parties hereto as of the day first above set forth.

Landlord:
205 Chubb Avenue L.L.C.
By:  The Hampshire Generational Fund LLC
By:  Hampshire Partners II. LLC,
     its Managing Member

By: /s/ Robert T. Schmitt
-------------------------
Name:  Robert T. Schmitt
Title: Vice President


Tenant:
Harvey Electronics, Inc.

By: /s/ Joseph J. Calabrese
---------------------------
Name: Joseph J. Calabrese
Title:   Executive Vice President and
Chief Financial Officer